Exhibit 99.1

Cyclacel Pharmaceuticals, Inc.

Cyclacel Pharmaceuticals COMMENTS

ON RECENT STOCK PRICE VOLATILITY

Kuala Lumpur, Malaysia, July 16, 2025 - Cyclacel Pharmaceuticals, Inc. (NASDAQ: CYCC, NASDAQ: CYCCP; “Cyclacel” or the “Company”), a biopharmaceutical company developing innovative medicines, today commented on recent stock price volatility.

The Company is not aware of any material developments or changes to its operating or financial condition that precipitated the volume and price movements that occurred on July 15, 2025. There have been no material adverse changes to the company’s operating results, its business, strategy, or prospects other than what has been disclosed publicly by the Company to date, including an amendment to the Exchange Agreement with FITTERS Diversified Berhad (9318.KL; “FITTERS”) announced on July 7, 2025.

About Cyclacel Pharmaceuticals, Inc.

Cyclacel is a clinical-stage, biopharmaceutical company developing innovative cancer medicines based on cell cycle, epigenetics and mitosis biology. The epigenetic/anti-mitotic program is evaluating plogosertib, a PLK1 inhibitor, in patients with both solid tumors and hematological malignancies. Cyclacel’s strategy is to build a diversified biopharmaceutical business based on a pipeline of novel drug candidates addressing oncology and hematology indications. For additional information, please visit www.cyclacel.com.

Forward-looking Statements

Certain statements contained in this press release may be considered forward-looking statements within the meaning of the U.S. Private Securities Litigation Reform Act of 1995, including statements regarding the Exchange and the exchange of equity interests contemplated by the Exchange Agreement, the issuance of the Company’s common stock, the closing of the transaction and the expected filing of the proxy statement/prospectus by the Company. Forward-looking statements generally include statements that are predictive in nature and depend upon or refer to future events or conditions, and include words such as “may,” “will,” “should,” “would,” “expect,” “anticipate,” “plan,” “likely,” “believe,” “estimate,” “project,” “intend,” and other similar expressions among others. Statements that are not historical facts are forward-looking statements. Forward-looking statements are based on current beliefs and assumptions that are subject to risks and uncertainties and are not guarantees of future performance. Actual results could differ materially from those contained in any forward-looking statement as a result of various factors, including, without limitation: (i) the risk that the conditions to the closing of the proposed transaction are not satisfied, including the failure to timely or at all obtain stockholder approval for the proposed transaction or the failure to timely or at all obtain any required regulatory clearances; (ii) uncertainties as to the timing of the consummation of the proposed transaction and the ability of each of the Company and FITTERS to consummate the proposed transaction; (iii) the ability of the Company and Fitters Sub to integrate their businesses successfully and to achieve anticipated synergies; (iv) the possibility that other anticipated benefits of the proposed transaction will not be realized, including without limitation, anticipated revenues, expenses, earnings and other financial results, and growth and expansion of the combined company’s operations, and the anticipated tax treatment of the combination; (v) potential litigation relating to the proposed transaction that could be instituted against the Company, Fitters Sub, FITTERS or their respective directors; (vi) possible disruptions from the proposed transaction that could harm the Company’s and/or Fitters Sub’s respective businesses; (vii) the ability of the Company and Fitters Sub to retain, attract and hire key personnel; (viii) potential adverse reactions or changes to relationships with customers, employees, suppliers or other parties resulting from the announcement or completion of the proposed transaction; (ix) potential business uncertainty, including changes to existing business relationships, during the pendency of the proposed transaction that could affect the Company’s or Fitters Sub’s financial performance; (x) certain restrictions during the pendency of the proposed transaction that may impact the Company’s or Fitters Sub’s ability to pursue certain business opportunities or strategic transactions; (xi) legislative, regulatory and economic developments; (xii) unpredictability and severity of catastrophic events, including, but not limited to, acts of terrorism or outbreak of war or hostilities, as well as management’s response to any of the aforementioned factors; and (xiii) such other factors as are set forth in the Company’s periodic public filings with the SEC, including but not limited to those described under the heading “Risk Factors” in the Company’s Form 10-K for the fiscal year ended December 31, 2024. The Company can give no assurance that the conditions to the proposed transaction will be satisfied. Except as required by applicable law, the Company undertakes no obligation to revise or update any forward-looking statement, or to make any other forward-looking statements, whether as a result of new information, future events or otherwise.

Important Information about the Exchange and Where to Find It

This press release relates to a proposed transaction among the Company, FITTERS and Fitters Sub. In connection with the proposed transaction, the Company intends to file with the SEC a registration statement on Form S-4 that will include a proxy statement of the Company and that will constitute a prospectus with respect to shares of the Company’s common stock to be issued in the proposed transaction (the “Proxy Statement/Prospectus”). The Company may also file other documents with the SEC regarding the proposed transaction. This document is not a substitute for the Proxy Statement/Prospectus or any other document which the Company may file with the SEC. INVESTORS, FITTERS AND COMPANY STOCKHOLDERS ARE URGED TO READ THE PROXY STATEMENT/PROSPECTUS AND ANY OTHER RELEVANT DOCUMENTS THAT ARE OR WILL BE FILED BY THE COMPANY WITH THE SEC, AS WELL AS ANY AMENDMENTS OR SUPPLEMENTS TO THESE DOCUMENTS, CAREFULLY AND IN THEIR ENTIRETY BECAUSE THEY CONTAIN OR WILL CONTAIN IMPORTANT INFORMATION ABOUT THE PROPOSED TRANSACTION AND RELATED MATTERS. Investors, FITTERS and Company stockholders will also be able to obtain free copies of the Proxy Statement/Prospectus (when available) and other documents containing important information about the Company, Fitters and the proposed transaction that are or will be filed with the SEC by the Company through the website maintained by the SEC at www.sec.gov. Copies of the documents filed with the SEC by the Company will also be available free of charge on the Company’s website at www.cyclacel.com.

No Offer or Solicitation

This press release is not intended to and shall not constitute an offer to buy or sell or the solicitation of an offer to buy or sell any securities, or a solicitation of any vote or approval, nor shall there be any sale of securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction. No offer of securities shall be made, except by means of a prospectus meeting the requirements of Section 10 of the Securities Act.

Participants in the Solicitation

The Company and certain of its directors and executive officers may be deemed under SEC rules to be participants in the solicitation of proxies of the Company’s stockholders in connection with the proposed transaction. Information regarding the persons who may, under SEC rules, be deemed participants in the solicitation of proxies to the Company’s stockholders in connection with the proposed transaction will be set forth in the Proxy Statement/Prospectus on Form S-4 for the proposed transaction, which is expected to be filed with the SEC by the Company. Investors and FITTERS and Company stockholders are urged to read the Proxy Statement/Prospectus and other relevant documents that will be filed with the SEC by the Company carefully and in their entirety when they become available because they will contain important information about the proposed transaction. Investors and security holders will be able to obtain free copies of the Proxy Statement/Prospectus and other documents containing important information about Fitters and the Company through the website maintained by the SEC at www.sec.gov. Copies of the documents filed with the SEC by the Company can be obtained free of charge by directing a written request to Cyclacel Pharmaceuticals, Inc., at ir@cyclacel.com.

Contacts

Cyclacel Pharmaceuticals, Inc.

Datuk Dr. Doris Wong Sing Ee

Chief Executive Officer

Email: ir@cyclacel.com

© Copyright 2025 Cyclacel Pharmaceuticals, Inc. All Rights Reserved. The Cyclacel logo and Cyclacel® are trademarks of Cyclacel Pharmaceuticals, Inc.

SOURCE:

Cyclacel Pharmaceuticals, Inc.